Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Aduro Biotech, Inc. dated March 8, 2016, appearing in the Annual Report on Form 10-K of Aduro Biotech, Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE San Francisco, California
March 8, 2016